Exhibit 99.1

BLAST ENERGY SERVICES NAME CHANGE

APPROVED BY SHAREHOLDERS

Houston, TX – June 7, 2005 – During their annual meeting held yesterday, the shareholders of Verdisys, Inc (OTC: VDYS) overwhelming voted to approve all four proposals presented in the 2005 Proxy Statement. The proposals approved include the election of the slate of directors for 2005, the reappointment of Malone and Bailey, PC as independent public accountants, an increase in the authorized shares of the company, and the change in the name of the company to Blast Energy Services, Inc. Roughly 93% of the voting shareholders, representing more than 62% of the outstanding shares, voted to approve these proposals.

The change in the name of the company takes place immediately, however, the stock will continue to trade under the symbol of VDYS until after the amended articles of incorporation are accepted by the State of California and the NASD assigns a new trading symbol. The Company expects a new trading symbol to be selected over the next few days and will issue a formal announcement once the new symbol is assigned. This change will not affect the address or phone number of our corporate office in Houston.

Please visit our new website address at www.blastenergyservices.com to view a presentation made during the meeting today by the Company’s President, David Adams and to continue to follow the events of the Company as construction of the new abrasive jetting rig is completed.

Blast Energy Services has commenced the construction of the world’s first abrasive jetting rig based upon modifications using existing coiled tubing technology. The Company plans to name the line of rigs “Blast Rigs”. The capabilities of this new generation rig should allow the Company to provide a reliable lateral drilling service in most oil and gas formations and to expand their market opportunities to a wider range of well services, including specialty casing cutting, long reach perforating, lateral jetting and specialty completions. Under the current schedule, Blast Energy Services expects this rig to be completed and commercially ready for service by late summer. After the initial rig establishes a reliable and commercial service, the Company intends to begin construction on two additional Blast Rigs with similar capabilities as the market demands.

About Blast Energy Services, Inc.

Blast Energy Services, Inc. is a publicly traded company based in Houston. Our mission is to substantially improve the economics of existing oil and gas operations through the application of our worldwide licensed and proprietary technologies. Using specially fabricated mobile drilling rigs we intend to operate a commercially viable energy service business, including: lateral drilling with the potential to penetrate though well casing and into reservoir formations to stimulate oil and gas production; specialty casing cutting; perforation and fracturing services. This service should provide oil and gas producers with an attractive, lower cost alternative to existing well stimulation or horizontal drilling services. Additionally, we are providing satellite services to oil and gas producers. This service allows them to monitor and control well head, pipeline or drilling operations through low-cost broadband data and voice services from remote operations where conventional land based communication networks do not exist or are too costly to install. To learn more about the Company, please visit our website: www.blastenergyservices.com.

Safe Harbor Statement

Any statements made in this news release other than those of historical fact, about an action, event or development, are forward looking statements. Forward looking statements involve known and unknown risks and uncertainties, which may cause Verdisys’ actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include risk factors including but not limited to: the ability to raise necessary capital to fund growth, the introduction of new services, commercial acceptance and viability of new services, fluctuations in customer demand and commitments, pricing and competition, reliance upon subcontractors, the ability of Blast Energy Services’ customers to pay for our services, together with such other risk factors as may be included in the Company’s filings on Form SB-2 and its periodic filings on Form 10-KSB, 10-QSB, and other current reports.

CONTACTS: Blast Energy Services, Inc.: John MacDonald at (281) 453-2888 or (713) 725-9244 jmacdonald@blast-es.com